EMPLOYMENT AND NONCOMPETITION AGREEMENT

THIS AGREEMENT is entered into by and between TechTeam Global, Inc. (the "Company"), headquartered at 27335 West 11 Mile Road, Southfield, Michigan 48033, and Kamran Sokhanvari (the "Executive"), residing at 208 Vista de Sierra, Los Gatos, California 95030, and is effective as of June 1, 2008 (“Effective Date”).

1.
Employment Period. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company subject to the terms and conditions of this Agreement commencing on the Effective Date until terminated as provided herein (the "Term").

2. Terms of Employment.

a) Position and Duties.

(i)
During the Term, the Executive shall serve as Company's Senior Vice President and General Manager for TechTeam Asia/Latin America, and in any other capacity assigned to him by the Company’s President and Chief Executive Officer (“CEO”). Executive shall report to the CEO.

(ii)
During the Term, Executive agrees to devote his full attention and time to the business and affairs of the Company and to: (A) perform his responsibilities in a professional manner, (B) promote the interests of the Company and its subsidiaries, and (C) discharge the executive, operational and administrative duties, as may be reasonably assigned to him by the CEO. Notwithstanding the foregoing, the Executive may (i) serve as a director, trustee or officer or otherwise participate in not-for-profit educational, welfare, social, religious and civic organizations; and (ii) manage personal investments, to the extent that such other activities, either individually or in the aggregate, do not inhibit or interfere with the performance of the Executive’s duties under this Agreement, or to the knowledge of the Executive conflict in any material way with the business or policies of the Company

(iii)
Executive agrees that he has read and at all times will abide by any employee handbook, policy, or practice that the Company has or adopts with respect to its employees generally, as modified by this Agreement.

(iv)
As of the Effective Date, Executive shall have no agreements with, or material obligations to, any other individual, partnership, corporation, or legal entity, specifically including any confidentiality, non-disclosure, non-solicitation, or non-competition agreements or obligations, that may or would conflict with Executive’s obligations under this Agreement. Executive agrees that he will not sit on the board of directors of any company without the prior written consent of the CEO.

b) Compensation.

(i)
Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of Two Hundred Forty Thousand Dollars ($240,000). The Annual Base Salary may be modified from time to time by the Company’s Board of Directors, in its discretion upon recommendation from the CEO. The Annual Base Salary shall be paid in accordance with the Company's normal payroll practices subject only to such payroll and withholding deductions as are required by law.

(ii)	Stock Options.

(A) Initial Grant. Executive will be granted an option to acquire 80,000 shares of common stock (“Options”) of the Company with an exercise price equal to the closing market price of the common stock of the Company (“Company Common Stock”) on the Effective Date (the “Initial Grant Options”). The Initial Grant Options shall vest as follows: (i) 50,000 in equal parts annually over four (4) years beginning on the first anniversary of the Effective Date and (ii) 15,000 on the second anniversary of the Effective Date and 15,000 on the third anniversary of the Effective Date.

(B) Terms. The Initial Grant Options must be exercised within ten (10) years after the Effective Date, and shall be subject to the terms and conditions of the Company’s Incentive Stock and Awards Plan or successor plans. If Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, all Options shall immediately vest. The Executive shall have a period of twelve (12) months after any Termination Date to exercise any vested Options.

(C) Restricted Shares. Executive will be issued 17,500 restricted shares of Company Common Stock (“Restricted Shares”) on the Effective Date, which shall vest as follows: 50% on the second anniversary of the Effective Date, 25% on each the third and the fourth anniversary of the Effective Date. If Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, all Restricted Shares shall immediately vest.

(D) To the extent that any term of this Agreement conflicts with any term or provision of the Company’s 2006 Incentive Stock and Awards Plan, the Executive Long Term Incentive Program, the Annual Incentive Plan, the Non-Qualified Stock Option Award Agreement and the Restricted Stock Award Agreement and their successors, the terms of this Agreement shall govern.

(iii)
Bonuses: Annual Incentive Plan (AIP) and Long Term Incentive Plan (LTIP). The Executive will participate in the Company's Annual Incentive Plan (at a target of 45% of Annual Base Salary) and Long Term Incentive Plan (at a target of 20% of Annual Base Salary) during the Term of this Agreement. For fiscal 2008, Executive will be guaranteed a minimum bonus of $35,000.00 under the Annual Incentive Plan for fiscal year 2008.

(iv)
Savings and Retirement Plans. During the Term, the Executive shall be eligible to participate in all savings and retirement plans, practices, policies and programs to the extent applicable generally to other executives of the Company in accordance with the provisions of those plans.

(v)
Welfare and Other Benefits Plans. During the Term, the Executive and the Executive's eligible family members shall be entitled to participate in all benefit and executive perquisites under welfare, fringe and other similar benefit plans, practices, policies and programs which may be provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other executives of the Company. Executive will receive credit under any benefit plan for years of service with Onvaio, LLC as if Executive had been an employee of the Company. Executive shall be eligible for twenty (20) business days of vacation to be taken at the discretion of Executive assuming vacation utilized does not materially conflict with the duties and responsibilities of Executive.

(vi)
Expenses. During the Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred and submitted by the Executive in accordance with the policies of the Company.

3. Termination of Employment.

The Executive's employment shall be terminated at any time (the “Termination Date”) upon the occurrence of any event set forth below.

a)
Death. The Executive's employment shall terminate automatically upon the Executive's death, which shall not be deemed a termination by the Company for Cause. Upon termination for death, the Company shall not be obligated to make any further payment of Annual Base Salary, AIP or LTIP bonuses or provide any benefits under this Agreement (other than payments of Annual Base Salary, unused accrued vacation and reimbursements for expenses incurred, through the Termination Date). If Executive’s employment is terminated by Executive’s death, all unvested Options and Restricted Shares shall immediately vest, and the Executive’s beneficiaries or his estate shall have a period of twelve (12) months after the Termination Date to exercise any vested Options.

b)
Disability. If during the Term, the Executive shall become physically or mentally disabled such that the Executive, in the good faith judgment of a medical doctor retained by the Company and reasonably acceptable to Executive, is unable perform his duties hereunder for a period of 90 consecutive days or for 90 days during any six month period during employment (a “Disability”), the Company may terminate the Executive’s employment hereunder by providing Executive 30 days written notice of Company’s decision. In order to assist the Company in making that determination, the Executive shall, as reasonably requested by the Company, make himself available for medical examinations by one or more physicians chosen by the Company. Upon termination for Disability, the Company shall not be obligated to make any further payment of Annual Base Salary, AIP or LTIP bonuses or provide any benefits under this Agreement (other than payments of Annual Base Salary, unused accrued vacation and reimbursements for expenses incurred, through the Termination Date). In addition, if Executive’s employment is terminated by reason of disability, all unvested Options and Restricted Shares shall immediately vest, and the Executive or his legal representative shall have a period of twelve (12) months after the Termination Date to exercise any vested Options.

c)	By Company for Cause. The Company may terminate the Executive's employment for Cause. For purposes of this Agreement, "Cause" shall mean:

(i)	An act of fraud, embezzlement, theft, or other similar material dishonest conduct in connection with the Executive’s employment;

(ii)	Executive’s willful and continued failure to substantially perform Executive’s duties, which continues after fourteen (14) days written notice to Executive;

(iii)	An intentional action or failure to act by Executive that is materially injurious to the Company;

(iv)	An intentional action or a failure to act that constitutes insubordination, which continues after seven (7) days written notice to Executive;

(v)
Any material breach of this Agreement by the Executive, which breach is not remedied within thirty (30) days after written notice thereof, specifying the nature of such breach in reasonable detail, is given by the Company to the Executive;

(vi)	Executive's conviction of or a plea of no contest to a felony or a crime involving moral turpitude under any state or federal statute;

(vii)	Any act or omission by the Executive involving malfeasance or gross negligence in the performance of Executive’s duties hereunder; and/or

(viii)
Executive's failure to follow the reasonable and lawful instructions given in good faith by the CEO, which failure is not remedied within thirty (30) days after written notice thereof, specifying the factual nature of such conduct is given by the CEO to the Executive.

In the event of a termination for Cause, the Company shall not be obligated to make any further payment of Annual Base Salary, AIP or LTIP bonuses or provide any benefits under this Agreement (other than payments of Annual Base Salary, unused accrued vacation and reimbursements for expenses incurred, through the Termination Date).

d)
By the Company Without Cause. Commencing on the second anniversary of the Effective Date, this Agreement may be terminated by the Company at any time in its discretion, for any reason or no reason, with or without advance notice or warning, and without Cause. If the Executive is terminated by the Company without Cause, the Company shall pay the Executive, as severance, in a lump sum within fourteen (14) days after termination, an amount equal to the Executive’s Annual Base Salary and the Executive’s target AIP bonus for the then current fiscal year.

e)
By Executive. The Executive may terminate this Agreement at any time in its discretion, for any reason or no reason, with or without advance notice or warning. If Executive exercises his right to terminate this Agreement without Good Reason, the Company shall not be obligated to make any further payment of Annual Base Salary, AIP or LTIP bonuses or provide any benefits under this Agreement (other than payments of Annual Base Salary, unused accrued vacation and reimbursements for expenses incurred, through the Termination Date). All unvested Options and Restricted shares will immediately expire on the Termination Date. The Executive will have (90) days after the Termination Date to exercise any vested Options, after which time they will expire.

The Executive may terminate this Agreement for cause by giving written notice to the Company of his belief that a factual basis constituting Good Reason (as defined below) exists for terminating the employment relationship, and requesting that the Company, within the sixty (60) day correction period, take measures to correct this situation. If the Company fails to take corrective measures by the end of the sixty (60) day correction period, Executive may then terminate this Agreement, upon expiration of the sixty (60) day correction period. “Good Reason” shall mean:

  (a)    the Company violates this Agreement and fails to cure such breach within sixty (60) days after receiving notice thereof from the Executive;

  (b)    the Executive is required to relocate outside the 50 mile radius surrounding Los Gatos, California, unless such relocation is agreed to by Executive in writing as part of a comprehensive relocation plan; or

  (c)    the Company removes the Executive from or fails to re-elect or appoint Executive to any officer position in the Company, and the Company fails to cure such breach within sixty (60) days after receiving notice thereof from the Executive.

In the event the Executive terminates this Agreement for Good Reason, the Company shall pay the Executive, as severance, in a lump sum within fourteen (14) days of such termination, an amount equal to the Executive’s Annual Base Salary plus (i) Executive’s target cash bonus for the then current full fiscal year, and (ii) the cash value of any unused accrued vacation time. In addition, the Company will provide for a 12 month period to complete the exercise of all vested stock options.

Termination By Executive Upon Change of Control. The Executive may terminate this Agreement by giving thirty (30) days written notice, if during the first one year after a Change of Control, the Executive is assigned any role or duties inconsistent in any respect with the Executive’s position, title, authority, duties, responsibilities or offices prior to the Change of Control or any other action by the Company which results in a diminution in such position, title, authority, duties or responsibilities that a reasonable person holding a similar position, title authority or duties would find diminutive in any way and the continuance of such assignment of duties or other such action for a period of thirty (30) days; or the Company requires the Executive to be based at any office or location other than in Los Gatos, California, except for any short-term assignment agreed to by Executive where the Company pays all travel or temporary relocation costs incurred by the Executive.

A “Change of Control” of the Company shall mean: (i) any merger, consolidation, recapitalization of the Company or the sale or other transfer of greater than 50% of all then outstanding voting shares of the Company entitled to vote generally in the election of the directors; or (ii) the consummation of the sale, lease, dissolution or other transfer (in one transaction or a series of transactions contemplated or arranged by any part as a single plan) or other disposition of all or a majority of the assets or operations of the Company

In the event of a termination by the Executive following a Change of Control under this provision, the Company shall pay the Executive, as severance, in a lump sum within fourteen (14) days of such termination, (1) an amount equal to the Executive’s Annual Base Salary, (2) the product of (x) the Annual Incentive Plan bonus as if earned at the target level and (y) a fraction, the numerator of which is the number of days from beginning of the calendar year in which the Termination Date occurs through the Termination Date, and the denominator of which is 365, and (3) any accrued vacation pay, in which case to the extent not theretofore paid; and (4) continued benefits to the Executive in accordance with the plans, programs, practices and policies of the Company as if the Executive’s employment had not been terminated for a period of twelve (12) months; provided, however, the benefits shall cease if the Executive becomes eligible to receive medical or other welfare benefits from another employer. Further, the Company shall provide the Executive with executive outplacement services for a period of up to six (6) months through a recognized outplacement provider that is agreed to by the Company and the Executive.

f)	Date of Termination. "Termination Date" means the effective date of termination determined in accordance with the provisions of this Paragraph 3.

g)             Additional Payments. Notwithstanding the foregoing provisions of this Section 3, in the event that the Executive is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company as in effect on the Date of Termination) (a “Specified Employee”), the severance payment and, to the extent (i) the Executive is not a Covered Employee for the fiscal year of the Company in which the Date of Termination occurs and (ii) such termination occurs during the 162(m) Reliance Period, the pro-rata incentive payment shall instead be paid to the Executive, with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code (“Interest”) on the first business day after the date that is six months following the Executive’s “separation from service” within the meaning of Section 409A of the Code (the “Delayed Payment Date”).

Notwithstanding the foregoing provisions of this Section 3 or anything in this Agreement to the contrary, the Medical Benefits that are not non-taxable medical benefits, “disability pay” or “death benefit” plans within the meaning of Treasury Regulation Section 1.409A-1(a)(5) shall be provided and administered in a manner that complies with Treasury Regulation Section 1.409A-3(i)(1)(iv), which requires that (i) the amount of such benefits provided during one taxable year shall not affect the amount of such benefits provided in any other taxable year, except that to the extent such benefits consist of the reimbursement of expenses referred to in Section 105(b) of the Code, a maximum, if provided under the terms of the plan providing such Medical Benefit, may be imposed on the amount of such reimbursements over some or all of the period in which such benefit is to be provided to the Executive, as described in Treasury Regulation Section 1.409A-3(i)(iv)(B), (ii) to the extent that any such benefits consist of reimbursement of eligible expenses, such reimbursement must be made on or before the last day of the Executive’s taxable year following the taxable year in which the expense was incurred and (iii) no such benefit may be liquidated or exchanged for another benefit (such treatment, the (“409A Medical Benefits Treatment”).

4. Confidential Information; Noncompetition.

a)
The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Term and which shall not be or have become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After the Term the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process (provided the Company has been given notice of an opportunity to challenge or limit the scope of disclosure purportedly so required), communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

b)
Executive agrees not to utilize his knowledge of the business of the Company or his relationships with investors, suppliers, customers, clients, or financial institutions to compete with the Company in any business the same as, or similar to, the business conducted by the Company during the term of this Agreement. Executive agrees not to:

1.
Work for, consult with, provide any services to or provide any information to any firm or entity or person that competes with, or engages in, or carries on any aspect of the Company's business services in competition with the Company for at least until the later of (i) two years after the date of this Agreement and (ii) one (1) year after the Termination Date; and

2.
Directly or indirectly, assist, promote or encourage any employees or clients of the Company to terminate or discontinue their relationship with the Company for at least two (2) years after the Termination Date.

c)
Executive acknowledges that his services hereunder are of a special, unique, and intellectual character and his position with the Company places him in a position of confidence and trust with customers, suppliers, and employees of the Company. The Executive further acknowledges that to perform his position, he will necessarily be given access to confidential information of the Company. Executive will continue to develop personal relationships with the Company's customers, financiers, suppliers, and employees. The parties expressly agree that these provisions are reasonable, enforceable, and necessary to protect the Company's interests. In the unlikely event, however, that a court of competent jurisdiction determines that any portion of such provisions is unenforceable, then the parties agree that the remainder of the provisions shall remain valid and enforceable to the maximum extent possible.

d)
The Executive agrees that it would be difficult to measure damages to the Company from any breach of the covenants contained in this Paragraph 4, but that such damages from any such breach would be great, incalculable and irremediable, and that money damages would be an inadequate remedy. Accordingly, the Executive agrees that the Company may have specific performance of these provisions in any court of competent jurisdiction. The parties agree, however, that the specific performance remedies described above shall not be the exclusive remedies, and the Company may enforce any other remedy or remedies available to it either in law or in equity specifically including temporary, preliminary, and/or permanent injunctive relief.

5. Successors.

a)	This Agreement is personal to the Executive and shall not be assignable by the Executive.

b)	This Agreement shall inure to the benefit of and be binding upon the Company and its affiliated companies, successors and assigns.

6. Arbitration.

The parties agree that any dispute, claim, or controversy based on common law, equity, or any federal, state, or local statute, ordinance, or regulation (other than workers' compensation claims or disputes relating to Section 4 of this Agreement) arising out of or relating in any way to the Executive's employment, the terms, benefits, and conditions of employment, or concerning this Agreement or its termination and any resulting termination of employment, including whether such a dispute is arbitrable, shall be settled by arbitration in Southfield, Michigan. This agreement to arbitrate includes but is not limited to all claims for any form of illegal discrimination, improper or unfair treatment or dismissal, and all tort claims. The Executive will still have a right to file a discrimination charge with a federal or state agency, but the final resolution of any discrimination claim will be submitted to arbitration instead of a court or jury. The arbitration proceeding will be conducted under the employment dispute resolution arbitration rules of the American Arbitration Association in effect at the time a demand for arbitration under the rules is made. The decision of the arbitrator(s), including determination of the amount of any damages suffered, will be exclusive, final, and binding on all parties, their heirs, executors, administrators, successors and assigns. With the exception of claims arising under federal or state anti-discrimination laws, for which the Company shall pay the arbitrator's fee, each party will bear its own expenses in the arbitration for arbitrators' fees and attorneys' fees, for its witnesses, and for other expenses of presenting its case. Other arbitration costs, including administrative fees and fees for records or transcripts, will be borne equally by the parties. Notwithstanding anything in this Section to the contrary, if the Executive prevails with respect to any dispute submitted to arbitration under this Section, the Company will reimburse or pay all legal fees and expenses that the Executive may reasonably incur as a result of the dispute. Judgment upon the award of an arbitrator may be entered by any court of competent jurisdiction.

7. General Provisions.

a)
This Agreement shall be governed by and construed in accordance with the laws of Michigan, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

b)
All notices and other communications hereunder shall be in writing and shall be deemed to be received when (i) hand delivered (with written confirmation of receipt), (ii) when received by the addressee, if sent by nationally recognized overnight delivery service (receipt requested) in each case to such address as a party may designate by written notice to the other party.

c)	The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

d)
This Employment Agreement may be executed through the use of separate signature pages or in any number of counterpart copies and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties.

e)
The provisions of this Agreement contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and shall supersede all prior agreement, negotiations, correspondence, undertakings and communications of the parties, either oral or written, with respect to such subject matter.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Executive has executed this Agreement and, based upon the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on behalf, as of the Effective Date.

Date: May 30, 2008		/s/ Kamran Sokhanvari
Kamran Sokhanvari, “Executive”

Date: May 30, 2008	TechTeam Global, Inc.

	By:	/s/ Gary J. Cotshott
Gary J. Cotshott, "CEO"